UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 22, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

On March 22, 2016, the Board of Directors of NovaBay Pharmaceuticals, Inc. (the “Company”) established April 25, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Board also established April 1, 2016 as the record date for stockholders entitled to receive notice of, and to vote at, the 2016 Annual Meeting. Because the scheduled date of the 2016 Annual Meeting is more than 30 days from the anniversary date of the Company’s previous annual meeting of stockholders on June 12, 2015, the Company is advising its stockholders of the deadlines set forth below.

In order for a stockholder proposal that is submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting, the proposal must be received by the Company on or before the close of business on April 2, 2016. Any such proposal must comply with applicable rules and regulations adopted by the Securities and Exchange Commission and should be addressed to the Company’s Corporate Secretary at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608.

Pursuant to the Company’s Bylaws, if a stockholder wishes to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting or to nominate a director for election at the 2016 Annual Meeting, the proposal must be received by the Company on or before the close of business on April 2, 2016. Any such proposal must also comply with all other requirements set forth in the Bylaws and should be addressed to the Company’s Corporate Secretary at our principal executive offices at 5980 Horton Street, Suite 550, Emeryville, California 94608.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
General Counsel

Dated: March 23, 2016